EXHIBIT 21

SUBSIDIARIES OF THE GENLYTE GROUP INCORPORATED

DECEMBER 31, 2002

The Genlyte Group Incorporated has the following subsidiaries, 100% owned, except as noted :

Genlyte Thomas Group LLC, a Delaware limited liability company (68% owned)
Diaman-Mexo, S.A. De C.V., a Mexican corporation
Genlyte Thomas Exports Inc., a Barbados corporation
Genlyte Thomas Group Nova Scotia ULC, a Nova Scotian unlimited liability company
GTG International Acquisitions LP, a Canadian limited partnership
Lumec Holding Corp., a Canadian corporation
Lumec, Inc., a Canadian corporation
Lumec-Schreder, Inc., a Canadian corporation (50.5% owned)
Lightolier De Mexico, S.A. De C.V., a Mexican corporation
Thomas De Mexico, S.A. De C.V., a Mexican corporation
Translite Limited, a U.K. corporation
Sonoma Lighting, a U.K. corporation
Translite Sonoma, LLC, a Delaware limited liability company (93% owned)
Genlyte Canadian Holdings, LLC, a Delaware limited liability company
GTG Intangible Holdings, LLP, a Delaware limited liability partnership (68% owned)
Translite Sonoma, LLC, a Delaware limited liability company (7% owned)
Canlyte Inc., a Canadian corporation
Ledalite Architectural Products, a Canadian limited partnership